UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2013 (March 5, 2013)

WABCO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33332	20-8481962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Chaussee de Wavre, 1789 1160 Brussels, Belgium One Centennial Avenue, P.O. Box 6820, Piscataway, NJ		08855-6820
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: 32-2-663-9-800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 5, 2013, the employment of Todd Weinblatt ended. Jason Campbell, the Company’s Director of Investor Relations and Finance Leader Americas, has been appointed Controller, effective March 11, 2013. Christian Fife, the Company’s current Director of Financial Planning & Analysis, has replaced Mr. Campbell as Director of Investor Relations.

Mr. Campbell, age 36, joined the Company in 2008. He has served as the Company’s Director of Investor Relations since 2011. In 2012 he also assumed the role of Finance Leader Americas. Prior to that, he served as Manager of Financial Reporting and Investor Relations. Mr Campbell is a Certified Public Accountant and has as such accumulated a wealth of professional experience prior to joining WABCO. Mr. Fife, age 42, has served as the Director of Financial Planning and Analysis since joining the Company in 2008. Prior to joining WABCO, Mr. Fife held a variety of financial management roles at General Electric. He has worked in a multitude of different industries and countries and is fluent in several languages.

In connection with Mr. Campbell’s appointment as the Company’s Controller, he will receive an annual base salary of $190,000 with a target annual bonus of 30% of his annual base salary. Mr. Campbell will be eligible to participate in the Company’s long-term incentive plans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2013	WABCO HOLDINGS INC.

	By:	/S/ VINCENT PICKERING
	Name:	Vincent Pickering
	Title:	Chief Legal Officer and Secretary